Exhibit 10.7

EXECUTION COPY

PERFORMANCE GUARANTY

PERFORMANCE GUARANTY (this “Agreement”) is made as of the 20th day of July, 2022, by and among Univest Securities, LLC, in its capacity as agent (“Agent”) for the Purchasers (as defined below), Cenntro Electric Group Limited ACN 619 054 938, an Australian public company, with its principal executive offices located at 501 Okerson Road, Freehold, New Jersey 07728 (the “Issuer”), and Peter Z. Wang, an individual residing at 501 Okerson Road, Freehold, New Jersey 07728 (the “Principal”).

W I T N E S S E T H

WHEREAS, the Principal is the Chief Executive Officer, Managing Director and Chairman of the Board of Directors and a controlling shareholder of the Issuer and, through the Issuer and its Subsidiaries, has extensive familiarity with and primary responsibility for the management of the Issuer’s and its Subsidiaries’ businesses; and

WHEREAS, the Issuer and the purchasers (the “Purchasers”) are parties to a Securities Purchase Agreement of even date herewith (as amended, modified, supplemented and/or restated from time to time, the “Purchase Agreement”); and capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement or the applicable Transaction Document (as defined in the Purchase Agreement); and

WHEREAS, under the Purchase Agreement, the Issuer has agreed to sell and issue to the Purchasers severally and not jointly, and the Purchasers have agreed to purchase from the Issuer, severally and not jointly, Issuer’s Senior Secured Convertible Notes (the “Notes”) due twelve (12) months following their dates of issuance, in the original aggregate principal amount of US$61,215,000 and Warrants, subject to the terms and conditions set forth therein; and

WHEREAS, it is a condition precedent to the making of the Purchasers' investment pursuant to the Purchase Agreement that the Principal and the Issuer enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Agent on behalf of the Purchasers, the Principal and the Issuer hereby agree as follows:

1.           Recitals.  The parties hereto hereby acknowledge and agree that the foregoing recitals are true and accurate in each and every respect.

2.           Assurances by Principal.

(a)          The Principal hereby covenants and agrees for the benefit of the Purchasers that (i) the Principal will not intentionally or through conduct constituting gross negligence, and (ii) the Issuer will not through intentional acts of the Principal or through conduct constituting gross negligence by the Principal: (A) fail to take all steps necessary to close the above described securities purchase and sale under the Transaction Documents and consummate the transactions contemplated thereby; (B) in the event of a default or other such event triggering acceleration under any of the Transaction Documents, fail to cause to be delivered such amounts due the Purchasers as called for in any Transaction Document; (C) fail to provide or cause to be provided to the Agent information material to the Collateral that is accurate or not misleading in any material respect; (D) conceal or cause to be concealed from the Agent any information material to the Collateral, or make any representation or warranty in connection with the Purchase Agreement or any other Transaction Document or the Collateral that is false or misleading when made (or, if applicable, when reaffirmed under the Purchase Agreement) in any material respect and with respect to any such representation or warranty that does not concern any Collateral, might cause substantial harm to the Issuer or the Purchasers; (E) fail or refuse to turn over any Collateral or proceeds thereof to the Purchasers as and when required by any security agreement or otherwise take any action that constitutes fraud or conversion in respect of the Collateral; or (F) permit any Collateral subject to any security agreement to be transferred or otherwise disposed of to any affiliate or as otherwise dispose of any Collateral except as specifically provided by any Transaction Document.

(b)            Each post-closing covenant, future undertaking, or similar obligation set forth in the Purchase Agreement shall be duly complied with in a timely manner to Agent’s reasonable satisfaction.

(c)          If there occurs a breach or violation of any of the obligations of the Principal in Section 2(a) or 2(b) above, and such breach or violation is not cured within ten Business Days upon receipt of a written notice from the Agent, the Principal shall unconditionally, without set-off or deduction, indemnify, defend and hold the Agent and the Purchasers harmless from any and all loss or damage (including, without limitation, reasonable attorneys’ fees and other reasonable expenses and costs) to the extent resulting from such breach or violation.  The Agent’s books and records shall be prima facie evidence of the amount of any such loss or damage and any related expenses or costs.

3.           Default; Waiver; Etc.

(a)          The Issuer agrees to pay all of the Agent’s and Purchasers’ reasonable attorneys’ fees and expenses relating to a default by the Principal or the Issuer under this Agreement or any other Transaction Document.  The Principal agrees to pay all of the Agent’s and Purchasers’ reasonable attorneys’ fees and expenses relating to a default by the Principal under this Agreement or any other Transaction Document.

(b)           Neither the Agent’s entering into this Agreement, nor any failure or delay on the part of the Agent or Purchasers in exercising any right, power, or privilege under this Agreement or the Purchase Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

4.          Termination.  This Agreement shall terminate upon the earliest of (a) the written agreement of all parties; (b) full conversion of the Notes into Ordinary Shares of the Issuer; or (c) the full repayment or redemption of all outstanding amounts of the Notes owned or held by the Purchasers.

5.         Entire Agreement.  The Principal, the Issuer and the Agent acknowledge that this written agreement and the Purchase Agreement and other Transaction Documents represent the final agreement between the parties with respect to the specific subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

6.          Waivers. No waiver or amendment shall be deemed to be made by the Agent of any of its rights hereunder, unless the same shall be in writing and signed by the Agent, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Agent or the Purchasers or the obligations of the Issuer or the Principal in any other respect at any other time.

7.          Notices. Any and all notices hereunder shall be in writing and addressed to the party to be notified at its address first set forth, as applicable, above or in the Purchase Agreement, or such other address as such party may designate for itself by notice. Notice shall be deemed to have been duly given (a) when delivered personally or otherwise actually received, (b) three (3) Business Days after being sent by overnight delivery service, with all charges prepaid or billed to the account of the sender, or (c) when sent by facsimile with facsimile confirmation of receipt if receipt is during normal business hours at the point of receipt (or otherwise on the next succeeding Business Day).

8.            CONSENT TO JURISDICTION; WAIVERS. Each party consents to the dispute resolution provisions set forth in the Purchase Agreement.

9.            Governing Law. Each party consents to governing law provisions set forth in the Purchase Agreement.

10.         Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided, that neither the Issuer nor the Principal may assign any of their respective obligations hereunder without the Agent’s prior written consent.

11.        Captions. The Section titles utilized in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

12.         Counterparts. This Agreement may be executed in any number of counterparts and by fax signatures, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same binding agreement.

13.       Severability. In the event and to the extent that any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain fully enforceable as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

UNIVEST SECURITIES, LLC, as Agent

By:	/s/ Edric Guo
Name: Edric Guo
Title: Chief Executive Officer

CENNTRO ELECTRIC GROUP LIMITED, on behalf of itself and its Subsidiaries

Executed by Cenntro Electric Group Limited ACN 619 054 938 in accordance with Section 127 of the Corporations Act 2001

/s/ Peter Wang	/s/ Tony Tsai
Signature of director	Signature of director/company secretary (Please delete as applicable)

Peter Wang	Tony Tsai
Name of director (print)	Name of director/company secretary (print)

/s/ Peter Wang
Peter Z. Wang, Principal